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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of LECG Corporation on Form S-1 of our report dated March 22, 2004 (which report expresses an unqualified opinion and contains an explanatory paragraph related to the adoption of a new accounting standard) appearing in Amendment No. 2 to Registration Statement No. 333-120342 on Form S-1, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
December 9, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM